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                                 EXHIBIT 23(i)

                               OPINION OF COUNSEL

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VIA EDGAR

                      Paul, Hastings, Janofsky & Walker LLP
                              345 California Street
                      San Francisco, California 94104-2635
                            Telephone (415) 835-1600
                            Facsimile (415) 217-5333
                              Internet www.phjw.com

August 25, 2000

CNI Charter Funds
400 North Roxbury Drive
Beverly Hills, CA  90210

Ladies and Gentlemen:

          We have acted as counsel to CNI Charter Funds, a Delaware business trust (the "Trust"), in connection with Post-Effective Amendment No. 15 to the Trust's Registration Statement filed on Form N-1A with the Securities and Exchange Commission (the "Post-Effective Amendment") and relating to the issuance by the Trust of an indefinite number of $0.01 par value shares of beneficial interest (the "Shares") of the CNI Charter Technology Growth Fund series of the Trust (the "Fund").

          In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

          (a) the Agreement and Declaration of Trust of the Trust dated October 25, 1996 (the "Trust Instrument"), certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

          (b) the Trust's Certificate of Trust as filed with the Delaware Secretary of State on October 30, 1996, certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

          (c) the Bylaws of the Trust certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

          (d)  the Post-Effective Amendment;

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CNI Charter Funds
August 25, 2000
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          (e)  resolutions relating to the designation of the Fund as a series of the Trust and the issuance of the Shares adopted by the Board of Trustees of the Trust at a meeting of the Board held on June 8, 2000, certified by an officer of the Trust as being in full force and effect without amendment or modification; and

          (f) a certificate of an officer of the Trust concerning certain factual matters relevant to this opinion.

          Our opinion below is limited to the federal law of the United States of America and the business trust law of the State of Delaware. We are not licensed to practice law in the State of Delaware, and we have based our opinion below solely on our review of Chapter 38 of Title 12 of the Delaware Code and the case law interpreting such Chapter as reported in the Delaware Code Annotated (as updated on Lexis on August 23, 2000). We have not undertaken a review of other Delaware law or court decisions or of any administrative decisions in connection with rendering this opinion. We disclaim any opinion as to any law other than that of the United States of America and the business trust law of the State of Delaware as described above, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.

          Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares will be issued and sold for cash at the per-share public offering price on the date of their issuance in accordance with statements in the Fund's Prospectuses respecting the Shares included in the Post-Effective Amendment and in accordance with the Trust Instrument, (ii) all consideration for the Shares will be actually received by the Trust, and (iii) all applicable securities laws will be complied with, then it is our opinion that, when issued and sold by the Trust, the Shares will be legally issued, fully paid and nonassessable.

          This opinion is rendered to you solely in connection with the Post-Effective Amendment and is solely for your benefit. We hereby consent to the use of this opinion in connection with the Post-Effective Amendment. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

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CNI Charter Funds
August 25, 2000
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Sincerely yours,

/s/ Paul, Hastings, Janofsky & Walker LLP